SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ____)

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate Box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CENTURION MINES CORPORATION
           ---------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                 (Registrant)
           ---------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

                       Commission File No.  0-17048

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1.  Title of each class of securities to which transaction applies: ______
    2.  Aggregate number of securities to which transaction applies: _________
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________
    4.  Proposed maximum aggregate value of transaction: _____________________
    5.  Total Fee paid

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
               Act Rule 0-11(a)(2) and identify the filing for which the off-setting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid:        [        ]
    2.  Form Schedule or Registration
        Statement No.:                 [        ]
    3.  Filing Party:                  [        ]
    4.  Date Filed:                    [        ]

                        P R E L I M I N A R Y     C O P Y
                  (Subject To Completion, Dated December 11, 1997)

                          CENTURION MINES CORPORATION
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               January 30, 1998

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of Centurion Mines Corporation (the 'Company') will be held for fiscal year 1998 at [time to be specified in definitive filing], Mountain Standard Time, on Friday, January 30, 1998, at [location, in Utah, to be specified in definitive filing].

The following matters are on the agenda for the Meeting:

 1.  To elect Directors to serve for a term of one year each;

 2. To ratify the appointment of Jones, Jensen & Company, CPA's, as independent auditors for the current fiscal year;

 3. To consider and vote upon a proposal from the Board of Directors recom-mending the adoption of a 1 for 10 reverse split (share consolidation) of the issued and outstanding common stock of the Company;

 4. To consider and act upon a proposal from the Board of Directors recommend-ing an amendment to the Company's 1991 Stock Option and Award Plan, as amended (the "Plan"), to authorize the administration under the Plan of an additional Two and One-Half Million shares (2,500,000) of Common Stock (equivalent to 250,000 shares following a 1-for-10 reverse split);

 5. To consider and vote upon a proposal from the Board of Directors recom-mending an amendment to the Company's Articles of Incorporation to change the name of the Company to "Grand Central Silver Mines, Inc."; and

 6. To transact any other business that may properly come before the Meeting or any adjournment or postponement.

The Directors have fixed the close of business on November 26, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement. The transfer books of the Company will not be closed. A complete list of the record shareholders will be available at the Company's office during regular business hours and shall be open to the examination of any record shareholder for any purpose relevant to the Meeting.

A record of the Company's activities and the audited financial statements for fiscal 1997 are contained within the annual report that accompanies this proxy statement. The Company expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission on or before December 29, 1997, and will send a copy of it (without charge) to any shareholder who requests one in writing.

You are cordially invited to attend the Meeting. Any Shareholder who does not expect to attend the Meeting in person is requested to complete, date, and sign the enclosed form of Proxy and return it promptly to the Company.

BY ORDER OF THE BOARD OF DIRECTORS
 /s/ Spenst Hansen
_________________________________________
Spenst Hansen
Chairman of the Board of Directors,
President, and Chief Executive Officer
Salt Lake City, Utah
December __, 1997

YOUR VOTE IS IMPORTANT TO CENTURION. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. COMPLETING THE ENCLOSED PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND THE MEETING.

  (This proxy solicitation is on behalf of the Board of Directors)

                              [COMPANY LOGO]
                       CENTURION MINES CORPORATION

        PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held January 30, 1998

            INFORMATION CONCERNING SOLICITATION AND VOTING

DATE, TIME, AND PLACE

The enclosed proxy is solicited on behalf of the directors of Centurion Mines Corporation ('Centurion' or the 'Company') for use at the Annual Meeting of Shareholders for Fiscal 1998 ('Meeting') to be held Friday, January 30, 1998, at [time to be specified in definitive filing], Mountain Standard Time, at [location, in Utah, to be specified in definitive filing]. The purposes for holding the Meeting are set forth in the preceding Notice of Meeting. These proxy solicitation documents were first delivered to shareholders on or about December __, 1997.

VOTING SECURITIES, RECORD DATE, AND PRINCIPAL STOCKHOLDERS

The only voting security of the Company is its Common Stock, par value $0.01 per share ('Common Stock'). Only holders of record of Common Stock at the close of business on November 26, 1997, the Record Date for the Meeting, are entitled to notice of and to vote at the meeting. On November 26, 1997, there were 36,375,905 shares of Common Stock outstanding. Not less than one-third of such shares, present in person or represented by proxy, is required to constitute a quorum. Each share of Common Stock is entitled to one vote on each proposal. All voting is non-cumulative.

Information about the principal holders of the voting securities is furnished in the section entitled 'Security Ownership of Certain Beneficial Owners and Management,' below. The closing average bid and ask price of the Company's Common Stock on the Nasdaq SmallCap Market on November 26, 1997, was $0.344 per share.

REVOCABILITY OF PROXY

Any shareholder who returns a proxy may revoke it before the proxy is exercised by filing a written statement to that effect with the Company Secretary, and either appearing in person and voting at the Meeting, or returning a duly executed proxy bearing a later date.

DISSENTERS' RIGHT OF APPRAISAL

In accordance with both the Company's governing rules and Utah state law, certain corporate actions, generally, may create shareholders' rights of dissent and entitlement to payment of the fair market value of shares held. However, none of the proposals at the Annual Meeting creates such shareholder dissenters' rights.

THE SOLICITATION

The Company is soliciting proxies and will bear all costs. Certain directors, officers, and employees of the Company may also solicit proxies in person or by mail, telephone or facsimile without special compensation for their services.

Arrangements have been made with brokerage firms and other nominee holders to mail solicitation material to the beneficial owners of Common Stock held of record by them. Centurion has agreed to pay reasonable out-of-pocket expenses incurred in mailing solicitation material to beneficial owners.

PROXY CARDS

The enclosed Proxy Card serves to appoint proxies for record holders of the Company's Common Stock. Shares represented by a Proxy delivered to the Company and not revoked will be voted at the meeting in accordance with the markings and instructions on the Proxy Card.

IF NO MARKINGS OR INSTRUCTIONS ARE INDICATED, THE PROXY CARD WILL BE VOTED 'FOR' ALL NOMINATED DIRECTORS AND 'FOR' ALL OTHER PROPOSALS ON THE MEETING AGENDA.

VOTING PROCEDURES AND TABULATION

The Company will appoint one or more inspectors of election to act at the Meeting and report the results. Prior to the meeting, each inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. Inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. Inspectors will tabulate the number of votes cast for or withheld in the election of directors, and the number of votes cast for or against all other proposals, including abstentions and non-votes.

The required quorum necessary to transact business at this Meeting shall consist of not less than one-third of the issued Common Stock outstanding on the Record Date. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Action on all amendments to the Company's Articles of Incorporation are approved by a majority of the votes cast by the shares entitled to vote at the Meeting. Action on all other matters is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or Utah law requires a greater number of affirmative votes. Abstentions and broker non-votes will be counted to determine if a quorum is present, but will not otherwise affect the voting on any proposal.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Company is not aware of any person who has been a director or executive officer of the Company at any time since October 1, 1996, who has had any substantial interest, direct or indirect, in the matters proposed to be acted upon at the Meeting in which such person receives any extra or special benefit not shared on a pro rata basis by all other holders of Common Stock.

                                Proposal One
                           ELECTION OF DIRECTORS

GENERAL INFORMATION. A Board of six directors is to be elected at the Meeting. No director nominee has declined the nomination or is unable or unfit to serve. Under the Articles of Incorporation, the Company must have a minimum of three and a maximum of nine directors. The directors of the Company are elected to serve until the next annual shareholders' meeting or until their respective successors are elected and qualify. Interim replacements for resigning directors are appointed by the Board of Directors.


The following table sets forth information about the directors and nominee(s).

NAME                AGE    POSITION(S) HELD             DIRECTOR SINCE
Spenst Hansen       63     Director, CEO and President  November 1984
Orson Mabey, III    34     Director, Vice President     February 1990
J.D.H. Morgan       59     Director                     April 1991
Howard M. Crosby    45     Nominee                          --
John Ryan           35     Nominee                          --
Larry Keyes         __     Nominee                          --

No family relationships exist among any directors or officers of the Company.

SPENST HANSEN has been principally employed by Centurion since November of 1984. Mr. Hansen has worked on mining projects in the western United States for more than 30 years, and has been directly involved with Centurion's Tintic District mining properties since 1979. From 1982 to 1989, he also conducted an independent geophysical and geologic contracting business as a sole proprietor-ship under the name Axis Geophysics Company, over which he still retains owner-ship. Mr. Hansen has a Ph.D. degree in geology from the University of Missouri, Columbia, Missouri, a Masters degree in mining engineering from the Missouri School of Mines, Rolla, Missouri, and a B.S. degree in geological engineering from the University of Utah, Salt Lake City, Utah. Mr. Hansen is a registered professional geologist in California (#2067) and Idaho (#38). He presently serves as a director and executive officer of the subsidiaries of the Company, and of a related company, Keystone Surveys, Inc.

ORSON MABEY, III is a Senior Trading Analyst developing commercial trading applications for Tosco Corporation, the largest independent petroleum refiner on the eastern coast of the United States. From 1987 to 1993, Mr. Mabey was employed by Amerada Hess Corporation as Senior Trading Analyst. Mr. Mabey has a Masters degree in international management from the American Graduate School of International Management in Glendale, Arizona, and a B.A. degree in Finance from the University of Utah, Salt Lake City, Utah.

J.D.H. (DAVID) MORGAN has been principally employed by Lehman Brothers during the last five years. Mr. Morgan has worked in the metals industry for over 25 years. He holds an engineering degree from Cambridge University and a Masters degree in mineral processing from the Royal School of Mines, London University. He is a Chartered Engineer and a member of the Institution of Mining and Metallurgy. For the past ten years, Mr. Morgan has been a securities analyst specializing in mining equities covering North America and most of the world's other main mining markets. He is a member of the International Stock Exchange, London, and the Institute of Investment Management and Research. From 1985 to 1994, he was a Director of Equity Research with Lehman Brothers Interna-tional. Currently, he is an independent mining share specialist based in London and a consultant to Rodman & Renshaw, Inc. in Chicago.

HOWARD CROSBY, director nominee, is the President and a member of the Board of Directors of Royal Silver Mines, Inc., since February 1994. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. From September 1992 to May 1993, Mr. Crosby was employed by Digitran Systems, Inc., of Logan, Utah, in the marketing depart-ment. In May of 1993, Mr. Crosby entered into a business consulting relation-ship with Centurion and has served as president and a director of two of the Company's subsidiaries, Mammoth Mining Company and The Gold Chain Mining Company. Mr. Crosby received a B.A. degree from the University of Idaho in 1974.

JOHN RYAN has been a member of the Board of Directors of Royal Silver Mines, Inc., since April 1997, and its Vice President of Corporate Development since September 1996. Mr. Ryan is a professional mining engineer. Mr. Ryan has served as a consultant in mining engineering services, and will continue in these activities during his tenure, if elected. In addition to his professional degree in Mining Engineering, which he received from the University of Idaho, Mr.
Ryan also holds a juris doctorate (J.D.) law degree from the Boston College of Law.

(Biographical information about all other nominees will be supplied in the definitive proxy statement.)

BOARD MEETINGS. The Board of Directors held four formal meetings during fiscal year 1997, attended by all directors in person or by telephone. All other Board business and corporate actions were undertaken by unanimous consent resolutions without a meeting, pursuant to Utah State law.

STANDING AUDIT, NOMINATING, COMPENSATION, AND SIMILAR COMMITTEES. In fiscal year 1997, the Board of Directors established an Audit Committee, consisting of Directors David Morgan and Mark Dotson. In addition, the Board established a Compensation Committee, consisting of Directors Orson Mabey and David Morgan. The Company does not have a standing nominating committee or other committees performing similar functions.

DIRECTOR LIABILITY LIMITATION. At the 1991 annual meeting, shareholders approved an amendment to Centurion's Articles of Incorporation limiting the personal liability of directors to the Company and its shareholders to the extent allowed by Utah law. In effect, the shareholders approved the adoption of statutory pro-visions which permit a Utah corporation to eliminate the personal liability of directors for monetary damages for breach of fiduciary duty.

COMPENSATION OF DIRECTORS. No contractual arrangements exits with any member of the Board of Directors. Directors receive for their services a retainer fee payable in shares of the Company's Common Stock, currently at the rate of 5,000 shares earned per quarter of completed service. During fiscal year 1997, 80,000 shares were earned, of which 60,000 were issued during fiscal 1997 and the remaining 20,000 will be issued during the first quarter of fiscal 1998.

As additional compensation, directors receive options, vesting at a rate of 10,000 options per quarter. See footnote 2 to the "Summary Compensation Table" below. During fiscal year 1997, 160,000 options were earned, of which 120,000 were issued during fiscal 1997, and the remaining 40,000 will be issued during the first quarter of fiscal 1998. No options were exercised during fiscal 1997.

During fiscal 1997, the Company approved the authority of the Board to allow for an entitlement, at a later date, of a one-time grant of out-of-the-money options to purchase Common Stock, but only upon the satisfaction of certain terms and conditions, as follows: the grant, vesting, and issuance of these options is conditional upon the market price of the stock achieving before the end of fiscal 1999 an average price, over a period of 30 or more consecutive trading days, of at least $1.20 per share, which is 25% greater than the market price on the date of Board approval ($0.94 per share). Upon doing so, the authorization to grant the out-of-the-money options would be triggered and, upon subsequent vesting, the options would have an exercise price of $1.44, which was set at a price that is 150% of the closing price on the date of Board approval. These out-of-the-money options would then be exercisable until September 30, 2000. To date, the conditions have not been met and, therefore, no out-of-the-money options have been authorized, vested, or exercised.

EXECUTIVE OFFICERS. Officers of the Company hold office until the meeting of the Board of Directors immediately following the next annual shareholders' meeting or until removal by the Board of Directors. Interim replacements for resigning officers are appointed by the Board of Directors. The following table sets forth the name, age, position(s) held, and length of service for each of Centurion's executive officers:

NAME                 AGE  POSITIONS                                OFFICER SINCE
Spenst Hansen                SEE TABLE OF DIRECTORS ABOVE.
Orson Mabey, III             SEE TABLE OF DIRECTORS ABOVE.
David Nahmias        45   Vice President of Corporate Development  April 1997
Carlos M. Chavez     45   Secretary                                June 1994
Randy W. Sutherland  40   Treasurer                                August 1995
LaRoy D. Orr         40   Assistant Secretary/Treasurer            April 1997

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities and Exchange Act of 1934 requires officers, directors, and persons who own more than ten percent of the Centurion's Common Stock to file initial reports of beneficial ownership and to report changes in such ownership with the Commission and the National Association of Securities Dealers. They are also required to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based on review of the copies of Forms 3, 4, and 5 furnished to the Company or written representations that no other trans-actions were required, the Company has determined that the pertinent officers, directors, and principal shareholders have complied with all applicable Section 16(a) requirements during fiscal year 1997 to the date of this filing.

COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the compen-sation paid by Centurion during each of the last three fiscal years to its Chief Executive Officer and to the other four most highly compensated officers and executive officers, whose individual total annual salary and bonus exceeded $100,000 for Fiscal 1997 (the "Named Executive Officer"). This information includes the dollar value of base salaries and bonus awards, the number of stock options granted, and certain other compensation, if any.

                         SUMMARY COMPENSATION TABLE

                                                 LONG TERM COMPENSATION
                                            -------------------------------
                ANNUAL  COMPENSATION               AWARDS           PAYOUTS
               ---------------------------  --------------------    -------
(a)      (b)   (c)      (d)    (e)          (f)       (g)           (h)      (i)
-------  ----  -------  -----  -----------  --------  ----------    -------  -------
Name                                                  Securities
and                            Other        Re-       Underlying             All
Princi-                        Annual       stricted  Options/      LTIP     Other
pal Po-                        Compen-      Stock     SAR's         Pay-     Compen-
sition   Year  Salary   Bonus  sation       Award(s)  (#)           outs($)  sation
-------  ----  -------  -----  -----------  --------  ----------    -------  -------
CEO
Spenst   1997  $72,000   $0     $44,531<F1>  $0        420,000<F2>   $0       $0
Hansen   1996   36,000    0      92,812       0              0        0        0
         1995   36,000    0      97,500       0        270,000        0        0
____________________________________________________________________________________

<F1>      Column (e) represents the dollar value of all awards of stock received under the Company's 1991 Stock Option and Award Plan, as amended, as part of non-cash compensation that Mr. Hansen earned during each of fiscal 1997, 1996, and 1995 in lieu of fees of 5,000 shares per quarter for service in each of three positions, as director, as president and as CEO of the Company, for a total quarterly award of 15,000 shares.

     The aggregate number of shares that have been authorized and reserved under this award to Mr. Hansen, but which had not vested, and thus had not been issued, as of September 30, 1997, was 135,000 shares, and their fair market value at the end of fiscal year 1997 was $46,440, based on the closing price of $0.344 on September 30, 1997. Of the 135,000 shares that remained unissued at the end of fiscal year 1997, 15,000 shares vested on, and were issued subsequent to, October 1, 1997. The remaining 120,000 shares will vest quarterly in blocks of 15,000 shares each on the following dates (all of which are less than three years from January 30, 1997, the grant date):
     January 1, April 1, July 1, and October 1 of 1998; and January 1, April 1, July 1, and October 1 of 1999. Vesting is immediate upon a change of control. No dividends are paid on any of the awards of stock reported in column (e).

<F2>      This amount is a combination of options including: (i) 120,000 vested, but unexercised options that were renewed and extended on March 31, 1997;
     (ii) 30,000 options that vested on July 1, 1997; (iii) 30,000 options that vested on October 1, 1997; and 240,000 options that will vest January 1, April 1, July 1, and October 1 of 1998; and January 1, April 1, July 1, and October 1 of 1999. These options vest at a quarterly rate of 30,000 options, consisting of three awards of 10,000 options each for service as director, president, and CEO, respectively, of the Company. Vesting is immediate upon a change of control. The options are exercisable through September 30, 2000, at a price of $1.50 per share, the closing price on the grant date.

Other than the Company's incentive stock option plan, there are no retirement, pension, or profit sharing plans for the benefit of officers and directors.

OPTION/SAR GRANTS TABLE. Information concerning individual grants of stock options, whether or not in tandem with stock appreciation rights ('SARs'), and freestanding SARs made during fiscal 1997 to each of the Named Executive Officers is reflected in the table below.

                         OPTION/SAR GRANTS IN FISCAL 1997

                                                      Potential
                                                   Realizable Value
                                                   at Assumed Annual       Alternative
                                                    Rates of Stock         to (f) and
                                                  Price Appreciation       (g): Grant
          Individual Grants                         for Option Term        Date Value
______________________________________________   _______________________   ___________
(a)     (b)          (c)           (d)    (e)       (f)         (g)        (h)
                     Percent of    Total
        Number of    Options/      Exer-
        Securities   SARs Granted  cise                                   Grant
        Underlying   to Employees  or     Expir-                          Date
        Options/SARs in Fiscal     Base   ation                           Present
Name    Granted (#)  Year          Price  Date       5%($)      10%($)    Value ($)
______  ___________  ____________  _____  _________  ________   _______   ___________
Spenst
Hansen  300,000<F1>   50 percent   $1.50  9/30/2000  $ 0        $ 0       $ 0

<F1>  See footnote 2 ("<F2>") to the "Summary Compensation Table" above.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL 1997 YEAR-END OPTION/SAR VALUE TABLE. The following table sets forth certain information with respect to each exercise of stock options and SARs during fiscal 1997 by each of the Named Executive Officers, and the fiscal 1997 year-end value of unexercised options and SARs.

The dollar values in columns (c) and (e) are calculated by determining the dif-ference between the exercise or base price of the options and the fair market value of the underlying stock at the time of exercise and at fiscal year-end if unexercised, respectively. The unexercised options, some of which may be exer-cisable, have not been exercised; it is possible they might never be exercised. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance and value of the Common Stock and overall stock market conditions. There can be no assurance that the pro-jected gains and values shown in this Table will be realized.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997
                AND OPTION/SAR VALUES AT SEPTEMBER 30, 1997
(a)          (b)           (c)        (d)             (e)
                                      Number of
                                      Securities      Value of
                                      Underlying      Unexercised
                                      Unexercised     In-the-Money
            Shares         Dollar     Options/SARs    Options/SARs
            Acquired       Value      at FY-End(#)    at FY-End($)
            on Exer-       Real-      Exercisable/    Exercisable/
Name        cise (#)       ized($)    Unexercisable   Unexercisable
___________________________________________________________________
Spenst       0              n/a        150,000/        n/a <F2>
Hansen                                 270,000 <F1>

<F1> The 150,000 exercisable options consist of 120,000 vested options renewed on March 31, 1997, and 30,000 options that vested on July 1, 1997. The 270,000 unexercisable options had not vested prior to the end of fiscal 1997, including 30,000 options that vested October 1, 1997.

<F2> None of the options that were unexercised at fiscal year-end had any in-the-money value at that date.

LONG-TERM INCENTIVE PLAN AWARDS. The Company does not have any formalized long-term incentive plans, excluding restricted stock, stock option and SAR plans, that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company's stock price, or any other measure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no com-pensation committee interlocks. With respect to insider participation, officers Spenst Hansen and Orson Mabey, III participated in deliberations of the Com-pany's Board of Directors during fiscal 1997 concerning executive officer com-pensation.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION. The following is a summary of the Executive Compensation Report of the Board of Directors:
The Board of Directors reviews and sets compensation levels of the executive officers of the Company by evaluating their respective performance in light of a number of factors, including the Board's assessment of the performance of the Company, as well as the range of compensation paid by the Company in comparison to the range of compensation paid by similar mining companies in the western United States, and in the mining industry in general. The Board also evaluates other factors as well, including the officer's performance relative to the financial condition of the Company in relation to those areas of the Company's business that are influenced by the officer's duties, and the progress of the Company's exploration, development, and production related activities in rela-tion to that officer's performance.

The Company's executive compensation policy continues to look at three variable elements: base salary, stock awards and option grants. The policy factors which determine the setting of these compensation elements are largely aimed at attracting and retaining executives considered essential to the Company's long-term success. The granting of stock and/or options is designed as an incentive to increasingly focus management's interests in closer alignment with the in-terests of shareholders. The Company's executive compensation policy seeks to engender committed leadership and strategic management to favorably posture the Company for continued growth, stability and strength of shareholder equity.

For fiscal years 1994, 1995 and 1996, the compensation of Spenst Hansen, the Company's Chief Executive Officer, was $36,000 per year. Mr. Hansen had declined any increase in order to keep payroll expenses at a minimum. For that reason, the amount of his compensation was not based on his performance. In fiscal 1997, the Board of Directors determined that Mr. Hansen's compensation should be increased to $72,000 per year. Nevertheless, in comparison with CEO salaries within this sector of the mining industry, Mr. Hansen's salary continues to be significantly lower. No other Named Executive Officer received a salary increase during fiscal 1997. Furthermore, the Board of Directors did not modify the amount of shares or options that directors, the president or the CEO are entitled to receive as partial compensation for their services.

PERFORMANCE GRAPH. The following is a line graph comparing (1) the yearly per-centage change in the Company's cumulative total shareholder return on its Com-mon Stock with (2) the cumulative total return of the Nasdaq Stock Market for all U.S. companies and (3) the cumulative total return of a peer group of simi-larly capitalized mining companies.


        [THE PERFORMANCE GRAPH WILL BE CONTAINED IN THE PRINTED PROXY STATE-MENT, BUT CANNOT BE REPRODUCED IN THE EDGAR FILING OF THIS DOCUMENT. THUS, FOR PURPOSES OF EDGAR DISCLOSURE, THE DATA COMPRISING THE FIVE YEAR CUMULATIVE TOTAL RETURNS WILL BE PRESENTED IN THE DEFINITIVE PROXY STATEMENT THAT WILL FILED VIA EDGAR WITH THE SEC.]


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Centurion rents certain tech-nical geological equipment and field vehicles from Axis Geophysics Company
(Axis), a sole proprietorship operated by Spenst Hansen, an officer, director, and principal shareholder of Centurion. The Company is billed approximately 25 to 50 percent less for this equipment than prevailing rates for similar services in the industry. Centurion paid Axis approximately $27,224, $36,000, and $30,000, during the years ended September 30, 1997, 1996, and 1995, respec-tively. Although the transactions were not the result of arm's length negotia-tions, they were unanimously approved by the Company's Board of Directors and are believed by management to be more favorable than could have been obtained from unrelated third parties.

Prior to December 1994, Keystone Surveys, Inc. ('Keystone'), a corporation owned by Mr. Hansen, leased non-management personnel to Centurion. The Company was charged 123 percent of the gross wages as payment in full of covered employees' wages and Keystone's costs, including all employer paid federal, state, and local taxes (approximately 16 percent of gross wages), and administrative charges (approximately 7 percent). Centurion paid Keystone approximately $26,800, $0, and $10,800, during the years ended September 30, 1997, 1996, and 1995, respectively.

ADVANCES TO RELATED PARTIES. No advances were made to Keystone Surveys or other related parties during fiscal 1997, 1996 or 1995 on behalf of other companies controlled by Mr. Hansen, or to any other business entity not a subsidiary of the Company.

LEGAL PROCEEDINGS. The Company is not aware of any pending legal proceedings incidental to the Company's business or properties that involve primarily a claim for damages in excess of ten percent of current assets excluding interest and costs. In the ordinary course of its business during fiscal 1997, the Com-pany was involved in routine legal proceedings as plaintiff and as defendant, none of which involved claims greater than ten percent of current assets. For that reason no adjustments to the financial statements have been made to reflect any material uncertainty regarding the Company's exposure to liability in these proceedings.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 1997, the beneficial owner-ship of Common Stock with respect to: (1) All persons known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock (the 'Principal Shareholders'); (2) Each director and director nom-inee of the Company; (3) Each Named Executive Officer (as that term is defined in the section entitled 'Executive Compensation' above) who is listed in the 'Summary Compensation Table' above; and (4) All directors and executive officers as a group.

                     COMMON STOCK BENEFICIALLY OWNED <F1>

                                             NO. OF SHARES   PERCENT OF CLASS
                                             -------------   ----------------
1.  NAME AND ADDRESS OF
    PRINCIPAL SHAREHOLDER(S)
       Spenst M. Hansen                      2,220,562 <F2>        6.1%
       860 South 500 West Street
       Salt Lake City, UT 84101

2.  DIRECTORS
       Spenst M. Hansen                      2,220,562 <F2>        6.1%
       Orson Mabey, III                        373,333 <F3>        1.1%
       J.D.H. (David) Morgan                   340,000 <F4>        1.0%
       Mark D. Dotson                          150,000 <F5>        0.5%

3. "NAMED EXECUTIVE OFFICERS" (EXCLUDING
    ANY DIRECTOR NAMED ABOVE)
       None                                      n/a               n/a

4.  ALL DIRECTORS AND EXECUTIVE OFFICERS
    AS A GROUP
       7 Persons                             3,597,495 <F6>        9.9%

<F1>    In determining beneficial ownership, for purposes of this table only, the amount reported for each individual or group listed above includes all shares that such person or group has the right to acquire within 60 days of September
     30, 1997, such as, but not limited to, all awards of shares that will vest within such 60-day period, and all shares purchasable through the exercise of options, warrants or rights within such 60-day period. Unless otherwise noted, all shares are owned beneficially and of record.

<F2>    Includes 15,000 shares for director, president and CEO fees that vest on
     October 1, 1997, and options to purchase 180,000 shares, of which 150,000 have vested and are currently exercisable, and of which 30,000 vest on October
     1, 1997, and become immediately exercisable within 60 days.

<F3>    Includes 5,000 shares for director fees that vest on October 1, 1997, and options to purchase 180,000 shares, of which 170,000 have vested and are currently exercisable, and of which 10,000 vest on October 1, 1997, and become immediately exercisable within 60 days.

<F4>    Includes 5,000 shares for director fees that vest on October 1, 1997, and options to purchase 180,000 shares, of which 170,000 have vested and are currently exercisable, and of which 10,000 vest on October 1, 1997, and become immediately exercisable within 60 days.

<F5>    Includes 5,000 shares for director fees that vest on October 1, 1997, and options to purchase 100,000 shares, of which 90,000 have vested and are currently exercisable, and of which 10,000 vest on October 1, 1997, and become immediately exercisable within 60 days.

<F6>    Includes 40,200 shares for director, and officer service fees, and for awards of shares that vest within 60 days, and options to purchase
     680,000 shares, of which 620,000 have vested and are currently exercisable, and of which 60,000 will vest and become immediately exercisable within 60 days.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" all of the directors and director nominee(s) to serve for another year. The affirmative vote of a majority of all of the issued and outstanding shares entitled to vote at the Meeting vote is required for approval. See "Voting Securities and Principal Holders Thereof" above.


                                Proposal Two
                        RATIFICATION OF APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

Jones, Jensen & Company served as the independent accountants for the Company for fiscal year 1997. There have been no disagreements during the three fiscal years ended September 30, 1997, 1996 and 1995, or at any other time with the Company's present or former independent public accountants. Management of the Company intends to continue with its selection of Jones, Jensen & Company for the fiscal year ending September 30, 1998. A representative of Jones, Jensen & Company is expected to be present at the Meeting.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" this proposal to ratify the appointment of Jones, Jensen & Company as independent accountants. See "Voting Securities and Principal Holders Thereof" above.


                               Proposal Three
                  AUTHORIZATION TO IMPLEMENT SHARE CONSOLIDATION
                           (Reverse Stock Split)

The Board of Directors has proposed, subject to shareholder approval, to implement a plan of consolidation whereby ten shares of the Company's currently outstanding shares of Common Stock, or such other number as the board alternatively may recommend prior to the mailing of the definitive proxy statement to shareholders, will be exchanged for one post-split share of Common Stock. There are presently 36,375,905 shares outstanding. The share consolidation would reduce this number by a factor of 10, or by that number which corresponds otherwise to the exchange ratio that the Board of Directors recommends. The number of authorized shares of the Company will not be changed.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

Management of the Company is proposing the reverse stock split for the following reasons: management believes a reverse stock split will assist the Company in meeting the recently implemented requirements for continued listing on the Nasdaq SmallCap Market, by helping to raise the trading price of the Company's Common Stock. The Company has been advised by staff of Nasdaq that the the new requirements will become effective beginning February 23, 1998. One of the key requirements for continued listing is that the Company's stock must maintain a minimum bid price above $1.00 per share. On December 8, 1997, the closing bid price of the Company's Common Stock was $0.25 per share as reported by Nasdaq. The foregoing quotation reflects inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

Also, members of the brokerage and banking industries have advised the Company that brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in the Company's securities if the price range for the Company's Common Stock were higher. Management believes that additional interest by the investment community in the Company's stock, of which there can be no assurance, is desirable.

Management of the Company also believes that if low trading prices of the Com-pany's Common Stock persist, it may have a continuing adverse impact upon the market for trading the Company's shares. In particular, brokerage firms often charge higher commissions for trades of low-priced stocks than for trades of higher priced stock at the same dollar amount. Morever, some brokerage firms will not recommend investments in companies with low-priced stocks or make a market in such stock. As a result, the liquidity for current shareholders and the Company's ability to obtain additional equity financing could be adversely affected.

POTENTIAL EFFECTS OF A REVERSE STOCK SPLIT

Shareholders should note that the effects of the reverse stock split upon the market price for the Company's Common Stock cannot be accurately predicted. The market price of the Company's Common Stock immediately prior to the implementation of the reverse stock split theoretically should increase immediately following the reverse stock split in direct proportion, approximately, to the exchange ratio of the share consolidation. However, there can be no assurance that post-split shares will trade at an increased price level above the price of pre-split shares. Nor can there be an assurance that an increased price level can be maintained, or for what length of time. In any event, it is the Company's intention that the share consolidation, when implemented, should result over the long term in a minimum bid price greater than $1.00 per share in order to meet the compliance standards for continued listing on the Nasdaq SmallCap Market.

Further, management believes that if a greater market price results from the reverse split, that brokerage and banking firms may develop a greater interest in Centurion, be more willing to recommend that their clients invest in the Company, and perhaps, work to restore market maker confidence in the Company.

Because the reverse stock split affects all Shareholders uniformly, it will not cause a dilution of the percentage of aggregate equity ownership, voting rights, earnings or net book value of Shareholders, except for those Share-holders who hold a number of Common Shares not divisible by ten, and such Share-holders will have their pro-rata ownership rounded up to the next whole share. The per share earnings and net book value of the Company's Common
Shares will be increased because there will be fewer Common Shares out-standing. The Company believes that the increase in per share earnings and net book value should result in a greater market price for the Common Shares.

Also, management believes that market interest in the Common Shares should be stimulated as much by an increase in market price levels as by increases in per share earnings and net book value. A reverse stock split will decrease the number of Common Shares issuable upon exercise of outstanding options, warrants or similar rights to 1/10th of the pre-stock split amount.

This proposal to implement a reverse stock split does not represent an effort by management to take the company private, nor is it intended or anticipated that this reverse split will eliminate, close out, or decrease the number of shareholders of the Company because of holding less than one share after the reverse split. As disclosed herein, the Company will round up to the nearest whole share if the number of shares a shareholder has is not evenly divisible. The reverse stock split will not result in the ownership of fractional shares.

PROCEDURES FOR IMPLEMENTING THE PROPOSED REVERSE STOCK SPLIT

It is anticipated that the reverse split will become effective and be imple-mented immediately following shareholder approval, at which time ten shares of pre-split Common Stock will immediately be given a value equivalent to one share of post-split Common Stock. The number of shares of post-split shares held by any record holder, will be determined by from the total number of shares represented by all of the certificates issued in the name of that record holder as are held in each account set forth on the records of the Company's transfer agent, OTC Stock Transfer, Inc. (the "Transfer Agent") on the Record Date hereof. If the above calculation results in a quotient containing a fraction, the Company will round up to the nearest whole share instead of issuing a fractional share.

Approval of the reverse split will require a change in the "CUSIP" number assigned to the Company's Common Stock (used to identify, transfer and trade publicly registered securities). It is important to note that Shareholders may not be required to exchange their pre-split share certificates for post-split share certificates. However, Shareholders who desire to do so may request that new certificate(s) be issued to them in the amount(s) that represent their post-split shareholdings, by surrendering their certificates to the Transfer Agent at P.O. Box 15600, 231 East 2100 South, Salt Lake City, Utah 84115 (1-801-485-5554), and paying the applicable transfer fee.

FEDERAL INCOME TAX EFFECTS OF THE PLAN

Holders of Common Stock will not be required to recognize any gain or loss if the reverse stock split is effected. The tax basis of the aggregate shares of post-split Common Stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split Common Stock exchanged therefor. The holding period for shares of post-split Common Stock will include the holding period of the pre-split Common Stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with recent amendments to Rule 144, "restricted securities," as defined therein must be held at least one year before routine sales can be made pursuant to the the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the pre-split shares involved in the reverse stock split.

INTEREST OF CERTAIN PERSONS IN THIS PROPOSAL

To the Company's best knowledge and belief, there are no persons or entities that have a substantial interest in this proposal, since all shareholders will be affected equally and there are no transactions or other corporate action that is dependent upon or affected by the approval of the reverse split.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" this proposal to approve the reverse stock split. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval.
See "Voting Securities and Principal Holders Thereof" above.

                                 Proposal Four
                  AMENDMENT TO STOCK OPTION AND AWARD PLAN

At the 1991 Annual Meeting, shareholders approved the Company's Stock Option and Stock Award Plan ('the Plan') as set forth in the 1991 proxy statement. The pur-pose of the Plan is to enable Centurion to attract and retain experienced and able directors, officers, and employees, by providing incentives to directors, officers and employees to extend their best efforts for Centurion and its shareholders.

Under the Plan, the Board of Directors may grant incentive stock options or stock awards only to eligible directors, officers, employees, or other persons who make significant contributions to the continued well-being and successful operation of the Company. To date, the shareholders have approved 5,000,000 shares of stock to be issued and administered under the Plan and the Company has filed a Form S-8 registration statement and amendments for the purpose of registering shares to be administered under the Plan. As of September 30, 1997, 3,624,296 shares of stock have been awarded, and unexercised options to acquire 860,000 shares of stock were vested and outstanding under the terms of the Plan. The purpose of this proposal is to obtain shareholder approval to admin-ister an additional 2,500,000 shares of common stock under the plan (equivalent to 250,000 shares following a 1 for 10 reverse stock split) in order to ensure the availability of shares under the Plan to effectively maintain and develop a cohesive management team, attract additional qualified individuals, and reward contributions to the Company's success. A summary of the Plan is available upon request without charge to shareholders.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" this proposal to authorize 2,500,000 additional shares of Common Stock for administration under the Plan (equivalent to 250,000 shares in the event of a 1 for 10 reverse stock split.) The affirmative vote of a majority of the shares represented and entitled to vote is required for approval. See "Voting Securities and Principal Holders Thereof".

                                Proposal Five
               AUTHORIZATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors proposes that the Shareholders consider and vote upon an amendment to the Company's Articles of Incorporation to change the name of the Company. The Board recommends that a name change to "Grand Central Silver Mines, Inc." Management believes that this change in the Company's name will more closely identify the Company with the historic and significant Grand Central Mine in the Tintic Mining District of Utah, which has been of central importance and will reflect the focus of the Company's business strategy on silver.

Consistent with this name change, the Company proposes to change its NASDAQ trading symbol to "GSLM", subject to Nasdaq approval, for the purpose of making it easier for new investors to remember the symbol and to access the Company's share price. Management believes that this change will not hurt or diminish the Company's presence in the market for potential investors who are seeking mining companies in which to invest.

This change in name will result in a change in the "CUSIP" number even if the reverse split, described above, is not approved. Upon this change in the Company's name and CUSIP number, Shareholders may, but are not required to, exchange their Common Stock certificates for new certificates bearing the new name and CUSIP number. New certificates may be obtained by following the same procedure described in Proposal Three above.

RECOMMENDATION AND VOTE REQUIRED

The Board recommends that the shareholders vote "FOR" this proposal to approve an amendment to the Company's Articles of Incorporation to change the name of the Company. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. See "Voting Securities and Principal Holders Thereof" above.

                                Proposal Six
                                OTHER BUSINESS

The Company has not received any shareholder proposals for this Meeting. The Board of Directors knows of no other business, other than that stated in this proxy statement, to be presented for action at the 1998 Annual Meeting. If other business is properly presented at the Meeting, however, which was not known, or did not become known to the Board a reasonable time before the solicitation, then the designated Proxy will vote, or refrain from voting, in accordance with his best judgment.

           INFORMATION REGARDING NEXT ANNUAL SHAREHOLDERS MEETING

Consistent with SEC regulations, shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting to be held for fiscal 1999. For proposals to be considered for inclusion in the proxy statement for that meeting, they must be received by the Company no later than October 1, 1998. Shareholder proposals should be directed to Centurion Mines Corporation,
Attn: Secretary, 860 South 500 West Street, P.O. Box 2365, Salt Lake City, Utah 84110-2365.

BY ORDER OF THE BOARD OF DIRECTORS:

       /s/ Spenst Hansen
By: _________________________________________
     Spenst Hansen, Chairman of the Board of
     Directors, President and Chief Executive
     Officer of Centurion Mines Corporation


                       [END OF PROXY SOLICITATION MATERIAL]